Exhibit 10.1

AGREEMENT FOR REDEMPTION OF

SHARES OF COMMON STOCK

GRAY FOX PETROLEUM CORP.

 This Agreement for Redemption of Shares of Common Stock (this “Agreement”) is entered into as of June 10, 2013 (the “Effective Date”), by and among Lawrence Pemble (the “Transferor”), and Gray Fox Petroleum Corp., a Nevada corporation (the “Company”).

WHEREAS, the Transferor owns 7,000,000 shares of the common stock, $0.001 par value per share, of the Company (“Common Stock”); and

WHEREAS, the Transferor and the Company have agreed that the Transferor will assign to the Company, and the Company will redeem, acquire and accept from the Transferor, 4,700,000 shares of Common Stock (the “Redemption Shares”) owned by Transferor.

 NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       Redemption.

(a)        Redemption Shares. The Transferor hereby assigns, transfers and conveys the Redemption Shares to the Company, free and clear of all liens, claims and encumbrances.

(b)        Consideration. In consideration for the Redemption Shares, the Company shall pay to the Transferor one dollar ($1.00). The Company shall instruct its transfer agent to cancel the Redemption Shares immediately upon receipt of said shares. The Transferor hereby acknowledges that there may be tax consequences and other ramifications of the transactions relating to the Redemption Shares, as contemplated by this Agreement. The Company has made no representations or warranties to the Transferor regarding any potential consequences of those transactions.

 2.       Transfer of Shares. Concurrently with the execution of this Agreement, the Transferor will send to the Company’s transfer agent the stock certificate or certificates representing the Redemption Shares, along with duly executed stock powers and such other documents that may be necessary to transfer the Redemption Shares to the Company, free and clear of all liens, encumbrances, mortgages, pledges, security interests, restrictions and charges of any kind or character.

3.       Representations. As of the Effective Date, the Transferor hereby represents and warrants to the Company that:

(i)         he is the legal and equitable owner of the Redemption Shares;

(ii)       he has good and lawful title to the Redemption Shares; and

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(iii)       he has the full and lawful right, power and authority to transfer the Redemption Shares to the Company.

4.       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors and assigns.

5.       Entire Agreement. This Agreement contains the entire understanding and agreement of the Transferor and the Company and may not in any way be altered, amended, modified or abrogated except by an instrument in writing signed by the Transferor and the Company.

6.       Further Acts. The Transferor and the Company agree that each of them will, at any time and from time to time do such further acts and execute, acknowledge and deliver such other stock powers, assignments, confirmations and assurances as the other party shall reasonably request for the purpose of selling, transferring, and assuring unto the other party all and singular the properties, rights and interests covered hereby, or intended so to be.

7.       Governing Law. This Agreement and the rights of the Transferor and the Company shall be governed by and construed in accordance with the laws of the State of Nevada.

8.       Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which shall constitute one and the same agreement.

9.       Expenses. The parties shall pay their own respective expenses and the fees and expenses of their respective counsel and accountants and other experts.

(Signature Page Follows)

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IN WITNESS WHEREOF, this Agreement was executed as of the Effective Date first written above.

GRAY FOX PETROLEUM CORP.
a Nevada corporation

By: /s/ Lawrence Pemble
Lawrence Pemble
Its: President

/s/ Lawrence Pemble
Lawrence Pemble

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